Exhibit 99.1

Gladstone Commercial Corporation Announces Closing of GE Financing

MCLEAN, Va.--(BUSINESS WIRE)--Gladstone Commercial Corporation (NASDAQ:GOOD) (the "Company") announced today that it has closed on a non-recourse mortgage loan with GE Commercial Mortgage Financial Corporation for $48,015,000 (“GE Loan”), which is collateralized by a total of 15 of the Company’s properties. The term of the GE loan is 24 months, with three annual extension options through September 2013. Interest is paid monthly at the rate of 6.85%. The proceeds will be used to repay outstanding indebtedness under the Company’s line of credit.

“We were very pleased to be able to close on this term financing in a difficult debt marketplace,” said Chip Stelljes, President and Chief Investment Officer. “This financing will enable the Company to continue its plan to expand the portfolio of properties we own.”

Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties through sale/leaseback transactions and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information contact our Investor Relations department at 703-287-5835.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as “may,” “will,” “believes,” “anticipates,” “intends,” “expects,” “projects,” “estimates” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended, December 31, 2007, as filed with the Securities and Exchange Commission on February 27, 2008, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on August 5, 2008. The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Gladstone Commercial Corporation
Kerry Finnegan, 703-287-5893